EXHIBIT 4.2

                                                               EXECUTION VERSION








--------------------------------------------------------------------------------



                         REGISTRATION RIGHTS AGREEMENT

                          Dated as of January 28, 2005

                                     Among

                            ZEUS MERGER TWO LIMITED

                                      and

                            ZEUS MERGER ONE LIMITED

                                      and

                         DEUTSCHE BANK SECURITIES INC.,

                         CREDIT SUISSE FIRST BOSTON LLC

                                      and

                              LEHMAN BROTHERS INC.

        as Representatives of the Initial Purchasers named on Schedule I

               $1,000,000,000 Floating Rate Senior Notes due 2012
                   $875,000,000 8-1/4% Senior Notes due 2013
                   $675,000,000 8-5/8% Senior Notes due 2015


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                               TABLE OF CONTENTS



                                                                            PAGE


1. Definitions................................................................ 1

2. Exchange Offer............................................................. 5

3. Shelf Registration......................................................... 9

4. Additional Interest....................................................... 11

5. Registration Procedures................................................... 13

6. Registration Expenses..................................................... 22

7. Indemnification and Contribution.......................................... 23

8. Rules 144 and 144A........................................................ 27

9. Underwritten Registrations................................................ 27

10. Miscellaneous............................................................ 27


                                       i
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                         REGISTRATION RIGHTS AGREEMENT

            This Registration Rights Agreement (this "AGREEMENT") is dated as of January 28, 2005, among ZEUS MERGER TWO LIMITED, a company organized under the laws of Bermuda (the "COMPANY"), Zeus Merger One Limited, a company organized under the laws of Bermuda ( the "PARENT GUARANTOR"), and DEUTSCHE BANK SECURITIES INC., CREDIT SUISSE FIRST BOSTON LLC and LEHMAN BROTHERS INC. as representatives (the "REPRESENTATIVES") of the initial purchasers listed on
Schedule I hereto (the "INITIAL PURCHASERS").

            This Agreement is entered into in connection with the Purchase Agreement among the Company and the Parent Guarantor and the Representatives, dated as of January 24, 2005 (the "PURCHASE AGREEMENT"), which provides for, among other things, the sale by the Company to the Initial Purchasers of $1,000,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2012 (the "FLOATING RATE NOTES"), $875,000,000 aggregate principal amount of its 8-1/4% Senior Notes due 2013 (the "2013 NOTES") and $675,000,000 aggregate principal amount of its 8-5/8% Senior Notes due 2015 (the "2015 NOTES"), each of which will be guaranteed by the Parent Guarantor. The Floating Rate Notes, 2013 Notes and 2015 Notes are referred to herein as the "NOTES". In order to induce the Representatives to enter into the Purchase Agreement, the Company and the Parent Guarantor have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Notes. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Notes under the Purchase Agreement. Substantially concurrently with the consummation of the Acquisition, the Subsidiary Guarantors shall guarantee the Notes on a senior unsecured basis and shall become party to this Agreement pursuant to a joinder agreement (the "REGISTRATION RIGHTS JOINDER AGREEMENT") substantially in the form of the joinder agreement attached as EXHIBIT A hereto. The agreements of each Subsidiary Guarantor herein shall become effective upon the execution by such Subsidiary Guarantor of the Registration Rights Joinder Agreement.

            The parties hereby agree as follows:

       1.   DEFINITIONS

            As used in this Agreement, the following terms shall have the following meanings:

            ACQUISITION: The amalgamations of two subsidiaries of Zeus Holdings Limited, Zeus Merger One Limited and Zeus Merger Two Limited, with Intelsat, Ltd. and Intelsat (Bermuda), Ltd., respectively, pursuant to the transaction agreement relating to the


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                                       2


amalgamations dated as of August 16, 2004, as amended or otherwise modified from time to time.

            ADDITIONAL INTEREST: See Section 4(a) hereof.

            ADVICE: See the last paragraph of Section 5 hereof.

            AGREEMENT: See the introductory paragraphs hereof.

            APPLICABLE PERIOD: See Section 2(b) hereof.

            AUTHORIZED AGENT: See Section 10(m) hereof.

            BUSINESS DAY: Any day that is not a Saturday, Sunday or a legal holiday or day on which banking institutions or trust companies in New York City are authorized or required by law to be closed.

            EFFECTIVENESS PERIOD: See Section 3(a) hereof.

            EVENT DATE: See Section 4(b) hereof.

            EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            EXCHANGE NOTES: See Section 2(a) hereof.

            EXCHANGE OFFER: See Section 2(a) hereof.

            EXCHANGE OFFER REGISTRATION STATEMENT: See Section 2(a) hereof.

            HOLDER: Any holder of a Registrable Note or Registrable Notes.

            INDENTURE: The Indenture, dated as of January 28, 2005, among the Company, Parent Guarantor and Wells Fargo Bank, National Association, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

            INFORMATION: See Section 5(o) hereof.

            INITIAL PURCHASERS: See the introductory paragraphs hereof.

            INITIAL SHELF REGISTRATION: See Section 3(a) hereof.

            INSPECTORS: See Section 5(o) hereof.


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                                       3


            ISSUE DATE: January 28, 2005, the date of original issuance of the Notes.

            ISSUERS: Has the meaning set forth in the Purchase Agreement.

            NASD: See Section 5(s) hereof.

            NOTES: See the introductory paragraphs hereof.

            PARTICIPANT: See Section 7(a) hereof.

            PARTICIPATING BROKER-DEALER: See Section 2(b) hereof.

            PERSON: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

            PRIVATE EXCHANGE: See Section 2(b) hereof.

            PRIVATE EXCHANGE NOTES: See Section 2(b) hereof.

            PROSPECTUS: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            PURCHASE AGREEMENT: See the introductory paragraphs hereof.

            RECORDS: See Section 5(o) hereof.

            REGISTRABLE NOTES: Each Note upon its original issuance and at all times subsequent thereto, each Exchange Note as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, until, in each case, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Note, Exchange Note or Private Exchange Note has been declared effective by the SEC and such Note, Exchange Note or such Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes that may be resold without restriction under U.S. state and federal securities


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                                       4


laws, (iii) such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture, (iv) such Note, Exchange Note or Private Exchange Note, as the case may be, may be resold without restriction pursuant to Rule 144(k) (as amended or replaced) under the Securities Act and (v) such Note, Exchange Note or Private Exchange Note, as the case may be, is sold pursuant to Rule 144 (as amended or replaced) under the Securities Act.

            REGISTRATION STATEMENT: Any registration statement of the Issuers that covers any of the Notes, the Exchange Notes or the Private Exchange Notes filed with the SEC under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

            REGULATORY REQUIREMENTS: See the last paragraph of Section 1 hereof.

            REPRESENTATIVES: See the introductory paragraphs hereof.

            RULE 144: Rule 144 under the Securities Act.

            RULE 144A: Rule 144A under the Securities Act.

            RULE 405: Rule 405 under the Securities Act.

            RULE 415: Rule 415 under the Securities Act.

            RULE 424: Rule 424 under the Securities Act.

            SEC: The U.S. Securities and Exchange Commission.

            SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            SHELF NOTICE: See Section 2(c) hereof.

            SHELF REGISTRATION: See Section 3(b) hereof.

            SHELF REGISTRATION STATEMENT: Any Registration Statement relating to a Shelf Registration.

            SHELF SUSPENSION PERIOD: See Section 3(a) hereof.

            SUBSEQUENT SHELF REGISTRATION: See Section 3(b) hereof.


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                                       5


            SUBSIDIARY GUARANTORS: Has the meaning set forth in the Purchase Agreement.

            TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

            TRUSTEE: The trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Notes and Private Exchange Notes.

            UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which securities of an Issuer are sold to an underwriter for reoffering to the public.

            Except as otherwise specifically provided, all references in this Agreement to acts, laws, statutes, rules, regulations, releases, forms, no-action letters and other regulatory requirements (collectively, "REGULATORY REQUIREMENTS") shall be deemed to refer also to any amendments thereto and all subsequent Regulatory Requirements adopted as a replacement thereto having substantially the same effect therewith; PROVIDED that Rule 144 shall not be deemed to amend or replace Rule 144A.

      2.    EXCHANGE OFFER

            (a) Unless the Exchange Offer would violate applicable law or any applicable interpretation of the staff of the SEC, the Issuers shall use their commercially reasonable efforts to file with the SEC (within such time as to comply with the requirements of the last sentence of this paragraph) a Registration Statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") on an appropriate registration form with respect to a registered offer (the "EXCHANGE OFFER") to exchange any and all of the Registrable Notes of each series of Notes for a like aggregate principal amount of debt securities of the Company (the "EXCHANGE NOTES"), that are identical in all material respects to the applicable series of Notes, except that (i) the Exchange Notes shall contain no restrictive legend thereon, (ii) subject to compliance herewith, the Exchange Notes shall not be subject to any increase in annual interest rate as set forth in Section 4(a) hereof and (iii) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from the Issue Date, and which are entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with the TIA) and which, in either case, has been qualified under the TIA. The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act and other applicable laws. Each Issuer shall (x) use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act;
(y) keep the Exchange Offer open for at least 20 Business Days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) use its commercially reasonable efforts to consummate the Exchange Offer on or prior to the 360th


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                                       6


day following the closing date of the Acquisition (or if such 360th day is not a Business Day, the next succeeding Business Day).

            Each Holder (including, without limitation, each Participating Broker-Dealer) who participates in the Exchange Offer will be required to represent to the Issuers in writing (which may be contained in the applicable letter of transmittal) that: (i) any Exchange Notes acquired in exchange for Registrable Notes tendered are being acquired in the ordinary course of business of the Person receiving such Exchange Notes, whether or not such recipient is such Holder itself; (ii) at the time of the commencement or consummation of the Exchange Offer neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Notes from such Holder has an arrangement or understanding with any Person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act; (iii) neither the Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Notes from such Holder is an "affiliate" (as defined in Rule 405) of any Issuer or, if it is an affiliate of any Issuer, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and will provide information to be included in the Shelf Registration Statement in accordance with Section 5 hereof in order to have its Notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest in Section 4 hereof; (iv) neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Notes from such Holder is engaging in or intends to engage in a distribution of the Exchange Notes; (v) neither the Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Notes from such Holder is prohibited by any law or policy of the SEC from participating in the Exchange Offer; and (vi) if such Holder is a Participating BrokerDealer, such Holder has acquired the Registrable Notes as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder).

            Upon consummation of the Exchange Offer in accordance with this
Section 2, the provisions of this Agreement shall continue to apply, MUTATIS MUTANDIS, solely with respect to Registrable Notes that are Private Exchange Notes, Exchange Notes as to which Section 2(c)(iv) is applicable and Exchange Notes held by Participating Broker-Dealers; PROVIDED, HOWEVER, that the Issuers shall have no further obligation to register Registrable Notes, or file any Registration Statement in respect thereof, (other than Private Exchange Notes and Exchange Notes as to which clause 2(c)(iv) hereof applies) pursuant to this Agreement.

            No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement.

            (b) The Issuers shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably


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                                       7


acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a "PARTICIPATING BROKER-DEALER"), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies represent the prevailing views of the staff of the SEC. Such "Plan of Distribution" section shall also expressly permit, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent permitted by applicable policies and regulations of the SEC, all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Notes in compliance with the Securities Act.

            Each of the Issuers shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Notes; PROVIDED, HOWEVER, that such period shall not be required to exceed 90 days or such longer period if extended pursuant to the last paragraph of Section 5 hereof (the "APPLICABLE PERIOD").

            If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Notes acquired by them that have the status of an unsold allotment in the initial distribution, the Company, upon the request of the Initial Purchasers, shall simultaneously with the delivery of the Exchange Notes issue and deliver to the Initial Purchasers, in exchange (the "PRIVATE EXCHANGE") for such Notes held by any such Holder, a like principal amount of notes (the "PRIVATE EXCHANGE NOTES") of the Company, that are identical in all material respects to the Exchange Notes except for the placement of a restrictive legend on such Private Exchange Notes. The Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Notes and bear the same CUSIP number as the Exchange Notes if permitted by the CUSIP Service Bureau.

            In connection with the Exchange Offer, the Issuers shall:

            (1) mail, or cause to be mailed, to each Holder of record entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;


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                                       8


            (2) use its commercially reasonable efforts to keep the Exchange Offer open for not less than 20 Business Days after the date that notice of the Exchange Offer is mailed to Holders (or longer if required by applicable law);

            (3) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

            (4) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer remains open; and

            (5) otherwise comply in all material respects with all applicable laws, rules and regulations.

            As soon as practicable after the close of the Exchange Offer and the Private Exchange, if any, the Issuers shall:

            (1) accept for exchange all Registrable Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer and the Private Exchange, if any;

            (2) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

            (3) cause the Trustee to authenticate and deliver promptly to each Holder of Notes, a principal amount of Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange; PROVIDED that, in the case of any Notes held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Notes in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

            The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC; (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuers to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Company; and
(iii) all governmental approvals shall have been obtained, which approvals the Issuers deem necessary for the consummation of the Exchange Offer or Private Exchange.


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                                       9


            The Exchange Notes and the Private Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification and shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.

            (c) If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Company determines upon advice of its outside counsel that it is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 360 days of the closing date of the Acquisition, (iii) the Initial Purchasers or any other holder of Private Exchange Notes so requests in writing to the Issuers at any time after the consummation of the Exchange Offer or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under U.S. state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Issuers within the meaning of the Securities Act and other than any Participating Broker-Dealer by virtue of any prospectus delivery requirement) and so notifies the Company prior to the 20th Business Day following consummation of the Exchange Offer of such restrictions, in the case of each of clauses (i) to and including (iv) of this sentence, then the Company shall promptly deliver to the Holders and the Trustee written notice thereof (the "SHELF NOTICE") and the Issuers shall file a Shelf Registration pursuant to
Section 3 hereof; PROVIDED, HOWEVER, that no Holder (other than an Initial Purchaser) shall be entitled to have the Notes held by it covered by such Shelf Registration unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder.

      3.    SHELF REGISTRATION

            If at any time a Shelf Notice is delivered as contemplated by
Section 2(c) hereof, then:

            (a) SHELF REGISTRATION. The Issuers shall as promptly as practicable file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the "INITIAL SHELF REGISTRATION"). The Issuers shall use their commercially reasonable efforts to file with the SEC the Initial Shelf Registration. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any


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                                       10


      securities other than the Registrable Notes to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).

            The Issuers shall use their commercially reasonable efforts to cause the Shelf Registration to be declared effective under the Securities Act within 360 days of the closing date of the Acquisition and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date that is two years from the closing date of the Acquisition or such shorter period ending when all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or, if applicable, a Subsequent Shelf Registration (the "EFFECTIVENESS PERIOD"); PROVIDED, HOWEVER, that the Effectiveness Period in respect of the Initial Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein and shall be subject to reduction to the extent that the Notes, Exchange Notes or Private Exchange Notes, as applicable, covered by the Shelf Registration Statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144(k). Notwithstanding anything to the contrary in this Agreement, at any time, the Issuers may delay the filing of any Initial Shelf Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of an aggregate of 90 days in any calendar year (a "SHELF SUSPENSION PERIOD"), if the Board of Directors of the Company determines reasonably and in good faith that the filing of any such Initial Shelf Registration Statement or the continuing effectiveness thereof would require the disclosure of nonpublic material information that, in the reasonable judgment of the Board of Directors of the Company, would be detrimental to the Company (or to the Parent Guarantor, if the Parent Guarantor's guarantee of the Notes is then in effect) if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction.

            (b) WITHDRAWAL OF STOP ORDERS; SUBSEQUENT SHELF REGISTRATIONS. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than during a Shelf Suspension Period or because of the sale of all of the Notes registered thereunder), each Issuer shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Shelf Registration Statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement pursuant to Rule 415 covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (each, a "SUBSEQUENT SHELF REGISTRATION"). If a Subsequent Shelf Registration is filed, each


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                                       11


      Issuer, other than during a Shelf Suspension Period, shall use its commercially reasonable efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration and any Subsequent Shelf Registration was previously continuously effective. As used herein the term "SHELF REGISTRATION" means the Initial Shelf Registration and any Subsequent Shelf Registration.

            (c) SUPPLEMENTS AND AMENDMENTS. The Issuers shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes (or their counsel) covered by such Registration Statement with respect to the information included therein with respect to one or more of such Holders, or by any underwriter of such Registrable Notes with respect to the information included therein with respect to such underwriter.

      4.     ADDITIONAL INTEREST

            (a) The Issuers and the Initial Purchasers agree that the Holders will suffer damages if the Issuers fail to fulfill their obligations under
Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree to pay, as liquidated damages, additional interest on the Registrable Notes ("ADDITIONAL INTEREST") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

            (i) if neither (x) the Exchange Offer is completed, nor (y) if required, the Shelf Registration Statement is declared effective, within, in each case, 360 days of the closing date of the Acquisition, then Additional Interest shall accrue on the Registrable Notes at a rate of 0.25% per annum on the principal amount of such Registrable Notes for the first 90 days from and including such specified date and increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period thereafter; PROVIDED that Additional Interest in the aggregate under this Section 4 may not exceed 1.00% per annum of the principal amount of such Registrable Notes; or

            (ii) notwithstanding that the Issuers have consummated or will consummate an Exchange Offer, if the Issuers are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective on or prior to the 360th day following the date the filing of such Shelf Registration Statement is required or requested pursuant to Section 3(a) hereof, then Additional Interest shall accrue on the Registrable Notes at a rate of 0.25% per annum of the principal amount


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                                       12


      of such Registrable Notes for the first 90 days from and including such specified date and increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period thereafter; PROVIDED that Additional Interest in the aggregate under this Section 4 may not exceed 1.00% per annum of the principal amount of such Registrable Notes; or

            (iii) if the Shelf Registration Statement required by Section 3(a) of this Agreement has been declared effective but thereafter ceases to be effective at any time at which it is required to be effective under this Agreement and such failure to remain effective exists for more than the number of days permitted by the second paragraph of Section 3(a) hereof, then commencing on the first day following the date on which such Shelf Registration Statement ceases to be effective that exceeds the number of days permitted by the second paragraph of Section 3(a) hereof, Additional Interest shall accrue on the Registrable Notes at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days from and including such day, as applicable, following the date on which such Shelf Registration Statement ceases to be effective and increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period thereafter; PROVIDED that Additional Interest in the aggregate under this Section 4 may not exceed 1.00% per annum of the principal amount of such Registrable Notes;

PROVIDED, HOWEVER, that upon (1) the completion of the Exchange Offer (in the case of paragraph (i) above), (2) the effectiveness of the Shelf Registration Statement (in the case of paragraph (ii) above) and (3) the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of paragraph (iii) above), Additional Interest shall cease to accrue.

            (b) The Company shall notify the Trustee within one Business Day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "EVENT DATE") and within one Business Day after such Additional Interest ceases to accrue. Any amounts of Additional Interest due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash semiannually on each January 15 and July 15 (to the holders of record on the January 1 and July 1 immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360 day year comprised of twelve 30 day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

      5.    REGISTRATION PROCEDURES

            In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder the Issuers shall (other than during any Shelf Suspension Period):

            (a) Prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Section 2 or 3 hereof, and use their commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; PROVIDED, HOWEVER, that if (1) such filing is pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom the Issuers have received prior written notice that it will be a Participating Broker-Dealer in the Exchange Offer, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall furnish to and afford the Holders of the Registrable Notes covered by such Registration Statement (with respect to a Registration Statement filed pursuant to Section 3 hereof) or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least two Business Days prior to such filing).

            (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period, the Applicable Period or until consummation of the Exchange Offer, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by an Participating Broker-Dealer covered by any such Prospectus. The Issuers shall be deemed not to have used their commercially reasonable efforts to keep a Registration Statement effective if any Issuer voluntarily takes any action that would result in selling Holders of the Registrable Notes covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period unless such action is required by applicable law or permitted by this Agreement.

            (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom the Company has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Registrable Notes (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within one Business Day), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference, if any, and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes or resales of Exchange Notes by Participating Broker-Dealers the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) hereof cease to be true and correct in all material respects, (iv) of the receipt by any of the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of an Issuer's determination that a post-effective amendment to a Registration Statement would be appropriate.

            (d) Use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its commercially reasonable efforts to obtain the withdrawal of any such order at the earliest practicable moment.

            (e) If a Shelf Registration is filed pursuant to Section 3 and if requested during the Effectiveness Period by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering or any Participating Broker-Dealer, give due and prompt consideration to (i) incorporating in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, any Participating Broker-Dealer or counsel for any of them reasonably request to be included therein, (ii) making all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuers have received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplementing or making amendments to such Registration Statement.

            (f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes (with respect to a Registration Statement filed pursuant to Section 3 hereof) and to each such Participating Broker-Dealer who so requests in writing (with respect to any such Registration Statement) and to their respective counsel and each managing underwriter, if any, at the sole expense of the Issuers, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference, if any, and all exhibits.

            (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any

      Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein, if any, as such Persons may reasonably request in writing; and, subject to the last paragraph of this
      Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

            (h) Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its commercially reasonable efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; PROVIDED, HOWEVER, that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Issuers agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this
      Section 5(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; PROVIDED, FURTHER, that none of the Issuers shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

            (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations (subject to applicable requirements contained in the Indenture) and registered in such names as the managing underwriter or underwriters, if any, or Holders may request.

            (j) Use their commercially reasonable efforts to cause the Registrable Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuers will cooperate in all respects with the filing of such Registration Statement and the granting of such approvals.

            (k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder (with respect to a Registration Statement filed pursuant to Section 3 hereof) or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer (with respect to any such Registration Statement), any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (l) Use their commercially reasonable efforts to cause the Registrable Notes covered by a Registration Statement or the Exchange Notes, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement or the Exchange Notes, as the case may be, or the managing underwriter or underwriters, if any.

            (m) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.

            (n) In connection with any underwritten offering of Registrable Notes pursuant to a Shelf Registration, if requested by the managing underwriter or underwriters, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes, and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Issuers (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same in writing if and when requested; (ii) obtain the written opinions of counsel to the Issuers, and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions reasonably requested in underwritten offerings; (iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of the Issuers, or of any business acquired by the Issuers, for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Notes; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the sellers and underwriters, if any, than those set forth in Section 7 hereof (or such other provisions and procedures reasonably acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents, if any). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

            (o) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any

      Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any Initial Purchaser, any selling Holder of such Registrable Notes being sold (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, or underwriter (any such Initial Purchasers, Holders, Participating Broker-Dealers, underwriters, attorneys, accountants or agents, collectively, the "INSPECTORS"), upon written request, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, pertinent corporate documents and instruments of the Issuers and subsidiaries of the Issuers (collectively, the "RECORDS"), as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuers and any of its subsidiaries to supply all information ("INFORMATION") reasonably requested by any such Inspector in connection with such due diligence responsibilities. Each Inspector shall agree in writing that it will keep the Records and Information confidential and that it will not disclose any of the Records or Information that any of the Issuers determines, in good faith, to be confidential and notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records or Information is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records or Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records or Information is necessary or advisable, in the opinion of counsel for any Inspector, in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such Records or Information has been made generally available to the public other than by an Inspector or an "affiliate" (as defined in Rule 405) thereof; PROVIDED, HOWEVER, that prior notice shall be provided as soon as practicable to the Issuers of the potential disclosure of any information by such Inspector pursuant to clauses (i) or (ii) of this sentence to permit the Issuers to obtain a protective order (or waive the provisions of this paragraph (o)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.

            (p) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes, to effect such changes (if any) to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its commercially reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

            (q) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders with regard to any applicable Registration Statement, a consolidated earning statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any fiscal quarter (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

            (r) Upon consummation of the Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Issuers, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Notes or Private Exchange Notes, as the case may be, and the related indenture constitute legal, valid and binding obligations of the Issuers, enforceable against each Issuer in accordance with their respective terms, subject to customary exceptions and qualifications. If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Issuers (or to such other Person as directed by the Issuers), in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Issuers shall mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

            (s) Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

            (t) Use their commercially reasonable efforts to take all other steps necessary to effect the registration of the Exchange Notes and/or Registrable Notes covered by a Registration Statement contemplated hereby.

            The Issuers may require each seller of Registrable Notes as to which any registration is being effected to furnish to the Issuers such information regarding such seller and the distribution of such Registrable Notes as the Issuers may, from time to time, reasonably request. The Issuers may exclude from such registration the Registrable Notes of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such seller not materially misleading.

            If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Issuers, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuers, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

            Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by its acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Company of (a) the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi) hereof or (b) a Shelf Suspension Period, such Holder will forthwith discontinue disposition of such Registrable Notes covered by such Registration Statement or Prospectus or (only in the case of clause (a) of this paragraph) Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof (in the case of clause (a) of this paragraph), or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Company shall give any such notice, each of the Applicable Period and the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Notes covered by such Registration Statement or

Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

      6.    REGISTRATION EXPENSES

            All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers shall be borne by the Issuers, whether or not the Exchange Offer Registration Statement or any Shelf Registration Statement is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h) hereof, in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or in respect of Registrable Notes or Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuers and, in the case of a Shelf Registration, reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Notes selected by the Holder of a majority in aggregate principal amount of Registrable Notes covered by such Shelf Registration (exclusive of any counsel retained pursuant to Section 7 hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) hereof (including, without limitation, the expenses of any "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if any of the Issuers desires such insurance, (vii) fees and expenses of all other Persons retained by the Issuers, (viii) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties), (ix) the expense of any annual audit, (x) any fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement. Except as set forth in the preceding sentence, each Holder shall pay all other expenses relating to the sale or disposition of such Holder's Notes, Exchange Notes or Private Exchange Notes, including without limitation, all underwriting discounts and commissions of any underwriters with respect to any Notes, Exchange Notes, or Private Exchange Notes sold by or on behalf of such Holder, if any.

      7.    INDEMNIFICATION AND CONTRIBUTION.

            (a) Each of the Issuers jointly and severally agrees to indemnify and hold harmless each Holder of Registrable Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, and each Person, if any, who controls such Person or its affiliates within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "PARTICIPANT") against any losses, claims, damages or liabilities to which any Participant may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

            (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus; or

            (ii) the omission or alleged omission to state, in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any other document or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

and will reimburse, as incurred, the Participant for any legal or other expenses reasonably incurred by the Participant in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, the Issuers will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information relating to any Participant furnished to any of the Issuers by such Participant specifically for use therein; PROVIDED, FURTHER, that with respect to any such untrue statement or alleged untrue statement or omission or alleged omission from any preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Participant from whom such Person asserting such loss, claim, damage or liability purchased the Exchange Notes concerned, to the extent that both (i) a copy of the final Prospectus was not sent or given to such Person at or prior to the written confirmation of the sale of the Notes or Exchange Notes to such Person and (ii) the untrue statement in or omission from such preliminary Prospectus was corrected in the final Prospectus unless, in either case, such failure to deliver the final Prospectus was a result of non-compliance by the Issuers with the provisions of Section 5 hereof. The indemnity provided for in this Section 7 will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers shall not be liable under this Section 7 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Company, which consent shall not be unreasonably withheld.

            (b) Each Participant, severally and not jointly, agrees to indemnify and hold harmless each Issuer, its respective directors, officers and each person, if any, who controls such Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such Issuer or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus, or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Participant, furnished to any of the Issuers by the Participant, specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Issuers or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 7 will be in addition to any liability that the Participants may otherwise have to the indemnified parties. The Participants shall not be liable under this Section 7 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

            (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 7, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and
(b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select one separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by Participants who sold a majority in interest of the Registrable Notes and Exchange Notes sold by all such Participants in the case of paragraph (a) of this Section 7 or the Issuers in the case of paragraph (b) of this Section 7, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 7, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

            (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and such Participant on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Notes received by the Issuers bear to the total net profit received by such Participant in connection with the sale of the Notes. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or the Participants on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The parties agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Participant shall be obligated to make contributions hereunder that in the aggregate exceed the total net profit received by such Participant in connection with the sale of the Notes, less the aggregate amount of any damages that such Participant has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls a Participant within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Participants, and each director of any Issuer, each officer of any Issuer and each person, if any, who controls any Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers.

      8.    RULES 144 AND 144A

            Each of the Issuers covenants and agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time it is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Notes, make available such information necessary to permit sales pursuant to Rule 144A. Each of the Issuers further covenants and agrees, for so long as any Registrable Notes remain outstanding that it will take such further action as any Holder of Registrable Notes may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by Rule 144(k) under the Securities Act and Rule 144A.

      9.    UNDERWRITTEN REGISTRATIONS

            If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and shall be consented to by the Issuers (such consent not to be unreasonably withheld).

            No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

      10.   MISCELLANEOUS

            (a) NO INCONSISTENT AGREEMENTS. No Issuer has, as of the date hereof, and no Issuer shall, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the

Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the other issued and outstanding securities of any of the Issuers under any such agreements.

            (b) ADJUSTMENTS AFFECTING REGISTRABLE NOTES. No Issuer shall, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

            (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (I) the Issuers, and (II) (A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; PROVIDED, HOWEVER, that Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold pursuant to such Registration Statement.

            (d) NOTICES. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

            (i) if to a Holder of the Registrable Notes or any Participating BrokerDealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchasers as follows:

                Deutsche Bank Securities Inc.
                60 Wall Street
                New York, New York 10005
                Facsimile No.: (646) 324-7554
                Attention: Corporate Finance Department
                with a copy to:

                Cahill Gordon & Reindel LLP
                80 Pine Street
                New York, New York 10005
                Facsimile No.: (212) 269-5420
                Attention:  John A. Tripodoro, Esq.

         (ii)   if to the Initial Purchasers, at the address specified in
                Section 10(d)(i);

        (iii)   if to any of the Issuers, at the address as follows:

                Zeus Merger Two Limited
                Canon's Court
                22 Victoria Street
                Hamilton Bermuda
                HM EX

                with a copy to:

                Intelsat (Bermuda), Ltd.
                Wellesley House North, 2nd Floor
                90 Pitts Bay Road
                Pembroke, HM 08 Bermuda

                and

                Intelsat Global Service Corporation
                3400 International Drive, N.W.
                Washington, D.C. 20008-3098
                Attention: General Counsel

                with a copy to:

                Milbank, Tweed, Hadley & McCloy LLP
                1 Chase Manhattan Plaza New
                York, New York 10005
                Attention: Arnold B. Peinado, III.

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a nextday air courier; and upon written confirmation, if sent by facsimile.

            Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

            (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; PROVIDED, HOWEVER, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement or the Indenture.

            (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            (i) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            (j) NOTES HELD BY THE ISSUERS OR THEIR AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuers or their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

            (k) THIRD-PARTY BENEFICIARIES. Holders of Registrable Notes and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

            (l) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

            (m) JURISDICTION. Each Issuer agrees that any suit, action or proceeding against any Issuer brought by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the Supreme Court of the State of New York sitting in New York County and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each Issuer hereby appoints CT Corporation System as its authorized agent (the "AUTHORIZED AGENT") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in the Supreme Court of the State of New York sitting in New York County and the United States District Court of the Southern District of New York, and any appellate court from any thereof, by any Initial Purchaser, the directors, officers, employees, affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each Issuer hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each Issuer agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon each Issuer. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

            (n) IMMUNITY. To the extent that any Issuer has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, such Issuer hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                   ZEUS MERGER TWO LIMITED


                                              By:  _____________________________
                                                   Name:
                                                   Title:



                                                   ZEUS MERGER ONE LIMITED


                                              By:  _____________________________
                                                   Name:
                                                   Title:

The foregoing Agreement is hereby
confirmed and accepted as of the date
first written above.

DEUTSCHE BANK SECURITIES INC.


By:  _____________________________________
     Name:
     Title:



By:  _____________________________________
     Name:
     Title:




CREDIT SUISSE FIRST BOSTON LLC


By:  _____________________________________
     Name:
     Title:




LEHMAN BROTHERS INC.


By:  _____________________________________
     Name:
     Title:

                                                                      SCHEDULE I



                               INITIAL PURCHASERS



        Deutsche Bank Securities Inc.
        Credit Suisse First Boston LLC
        Lehman Brothers Inc.
        Banc of America Securities LLC
        Bear, Stearns & Co. Inc.
        BNP Paribas Securities Corp.
        Merrill Lynch & Co.
        CIBC World Markets Corp.
        RBC Capital Markets Corporation
        Greenwich Capital Markets, Inc.
        SG Americas Securities, LLC

                                                                       EXHIBIT A

                                                               January [ ], 2005



                     REGISTRATION RIGHTS JOINDER AGREEMENT

            WHEREAS, Zeus Merger Two Limited, Zeus Merger One Limited and Deutsche Bank Securities Inc., Credit Suisse First Boston LLC and Lehman Brothers Inc., as representatives of the Initial Purchasers named therein (the "INITIAL PURCHASERS") heretofore executed and delivered a Registration Rights Agreement ("REGISTRATION RIGHTS AGREEMENT"), dated January 28, 2005, providing for the registration of notes substantially similar to the Notes (as defined therein); and

            WHEREAS, each Subsidiary Guarantor (as defined in the Registration Rights Agreement), which was originally not a party thereto, has agreed to join in the Registration Rights Agreement on or immediately following consummation of the Acquisition.

            Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

            NOW, THEREFORE, each Subsidiary Guarantor hereby agrees for the benefit of the Initial Purchasers, as follows:

            1. JOINDER. Each of the undersigned signatory parties hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems fit to enter into this Joinder Agreement (the "JOINDER AGREEMENT"), and acknowledges and agrees to (i) join and become a party to the Registration Rights Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties, indemnities and acknowledgments attributable to such signatory party in the Registration Rights Agreement as if made by, and with respect to, such signatory party; and (iii) perform all obligations and duties required and be entitled to all the benefits of such signatory party pursuant to the Registration Rights Agreement.

            2. REPRESENTATIONS AND WARRANTIES AND AGREEMENTS OF THE SUBSIDIARY GUARANTORS. Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate or limited liability company power and authority, as the case may be, to execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transaction contemplated hereby and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, liquidation, possessory liens, rights of set-off, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (iii) any rights to indemnity or contribution thereunder may be limited by U.S. federal and state securities laws and public policy considerations.

            3. COUNTERPARTS. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or via facsimile), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

            4. AMENDMENTS. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties to the Registration Rights Agreement.

            5. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

            6. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first written above.

                                              INTELSAT HOLDINGS LLC


                                              By:  ___________________________
                                                   Name:
                                                   Title:



                                              INTELSAT LLC


                                              By:  ___________________________
                                                   Name:
                                                   Title:



                                              INTELSAT GLOBAL SALES & MARKETING
                                                 LTD.


                                              By:  ___________________________
                                                   Name:
                                                   Title:



                                              INTELSAT USA SALES CORP.


                                              By:  ___________________________
                                                   Name:
                                                   Title:



                                              INTELSAT USA LICENSE CORP.


                                              By:  ___________________________
                                                   Name:
                                                   Title:

                                             INTELSAT GLOBAL SERVICE CORPORATION


                                             By:  ___________________________
                                                  Name:
                                                  Title: